Exhibit 10.1

Waiver

Reference is made to that certain Merger Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of August 6, 2021, by and among MultiMetaVerse Inc., a Cayman Islands exempted company (the “Company”), certain shareholders of the Company, Model Performance Acquisition Corp., a British Virgin Islands business company (the “Parent”), Model Performance Mini Corp., a British Virgin Islands business company (the “Purchaser”), and Model Performance Mini Sub Corp., a Cayman Islands exempted company (the “Merger Sub,” together with Parent and Purchaser, collectively, the “Purchaser Parties”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

1.            Waiver of the Parties. Effective as of the Closing, all parties to the Agreement waive the following condition precedent in Section 10.1(e) and 10.1(g) of the Agreement to their obligation to consummate the Transaction:

(a)            That The Parent Shareholder Approval Matters that are submitted to the vote of the shareholders of Parent at the Parent Special Meeting in accordance with the Proxy Statement and Parent’s Organizational Documents shall have been approved by the requisite vote of the shareholders of Parent at the Parent Special Meeting in accordance with Parent’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Parent Shareholder Approval”), as provided in Section 10.1(e) of the Agreement. Notwithstanding the waiver set forth in the preceding sentence of this Section 1(a) of the Waiver, Parent must obtain the requisite vote of the shareholders of Parent to approve all proposals presented at the Parent’s Special meeting or adjournment meeting and the Purchaser Incentive Award shall be adopted by the Purchaser upon Closing through written resolution by its sole director in accordance with applicable Law.

(b)            That immediately after the Closing, the Parent shall have in excess of $5,000,000 in net tangible assets, as provided in Section 10.1(g) of the Agreement.

2.            Waivers of the Purchaser Parties. Effective as of the Closing, the Purchaser Parties waive the following conditions precedent in Sections 10.2(k), 10.2(l) and 10.2(n) of the Agreement to their obligation to consummate the Transaction:

(a)            That the Purchaser Parties shall have received a copy of each of the Additional Agreements, including the Lock-Up Agreement, duly executed by all parties thereto, other than Parent, Purchaser or the Company immediately prior to the Closing, as provided in Section 10.2(k) of the Agreement. Notwithstanding the waiver set forth in the preceding sentence of this Section 2(a) of the Waiver, all parties to the Additional Agreements (other than Parent, Purchaser or the Company) that are not listed on Exhibit A hereto, must execute and deliver a Company Lock-up Agreement at Closing in order to satisfy the condition precedent to the obligation of Purchaser Parties to consummate the Transaction described in Section 10.2(k) of the Agreement.

(b)            That the ODI Shareholders shall have completed the ODI filings (as evidenced by the receipt of the ODI registration certificates and filing proofs issued by competent authorities), as provided in Section 10.2(l) of the Agreement. Notwithstanding the waiver set forth in the preceding sentence of this Section 2(b) of the Waiver, the ODI Shareholders must have completed the ODI Filings except for any registration procedure in the foreign exchange authorities and competent banks authorized by such authorites in order to satisfy the condition precedent to the obligation of Purchaser Parties to consummate the Transaction described in Section 10.2(l) of the Agreement.

(c)            That the Equity Financing, in an aggregate amount no less than $20,000,000, shall have been consummated or consummate substantially concurrently with the Closing, as provided in Section 10.2(n) of the Agreement.

3.            General. The execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of Purchaser Parties or the Company under the Agreement nor constitute a waiver of any condition precedent or other provision of the Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith, other than as expressly provided in the preceding Sections 1 and 2. This Waiver shall not constitute an amendment of the Agreement. The Agreement remains in full force and effect in accordance with the terms, which are hereby reaffirmed by each of the Company and Purchaser Parties.

4.            Governing Law. This Waiver shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

5.            Counterparts. This Waiver (including Exhibit A hereto) may be executed in two counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, this Waiver has been executed on behalf of each of the Company and Purchaser Parties by their respective duly authorized officers on December 16, 2022.

“Parent”:

MODEL PERFORMANCE ACQUISITION CORP.

By:	/s/ Serena Shie
Name: Serena Shie
Title: Authorised signatory

“Purchaser”:

MODEL PERFORMANCE MINI CORP.

By:	/s/ Serena Shie
Name: Serena Shie
Title: Authorised signatory

“Merger Sub”:

MODEL PERFORMANCE MINI SUB CORP.

By:	/s/ Serena Shie
Name: Serena Shie
Title: Authorised signatory

Company:

MULTIMETAVERSE INC.

By:	/s/ Yiran Xu
Name: Yiran Xu
Title: CEO and Chairperson

“Principal Shareholders”:

/s/ Yanzhi Wang
Yanzhi Wang

/s/ Yiran Xu
Yiran Xu

Exhibit A to Waiver

Name	Number of Shares of not subject to Lock-up
HighTech Signs Holdings Limited	999,169
LAN Xiandong	450,000
YEH Ting-ting	500,000
SU Lijun	250,000
Wealthy View Investment Holdings Limited	600,000
Boardway Investment Holdings Limited	600,000
GRACE Bless Limited	600,000
TOTAL	3,999,169